ICOS Corporation Analysis
Materials Prepared For ISS
November 28, 2006
This analysis is being provided at the unsolicited request of Institutional Shareholder Services for additional information regarding HealthCor's previously announced intention to vote against the proposed acquisition of ICOS Corporation by Eli Lilly.  In agreeing to meet with ISS,
HealthCor is not engaging in a proxy solicitation within the meaning of
Rule 14a-1(l) under the Securities Exchange Act of 1934.

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Considerations
Dissenters’ Rights
Broker Models
HealthCor 13D Filings

Executive Summary
As filed with the SEC, HealthCor Management owns over 3.3MM shares of ICOS
(>5%) and we intend to vote against the proposed acquisition of ICOS by Eli Lilly
We believe that the earnings power of the Lilly ICOS JV is greater than the public markets had discounted on October 16, 2006
Included in ICOS Proxy statement – ICOS acknowledges that its internal expectation for EPS in 2007 exceeds the consensus Wall Street estimates by at least 22%
This transaction was announced three days before LLY-ICOS earnings which were significantly above expectations
Furthermore – we believe that other compelling evidence is the material earnings accretion being forecast for the shareholders of Eli Lilly by Wall Street analysts (see
Appendix, Nov. 2 13D letter, exhibit B for detail)
Finally – we are very troubled by the “Amended and Restated Change in Control and
Severance Agreement”  - which effectively provides greater financial gains for senior management as a result of the anticipated sale of the Company

Executive Summary
ICOS
Share
Price

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Considerations
Dissenters’ Rights
Broker Models
HealthCor 13D Filings

ICOS Overview
ICOS Corporation is a biotechnology
company whose primary asset is its
50% of the joint venture profits from
Lilly ICOS
Lilly ICOS markets and sells the
erectile dysfunction drug Cialis
Total Cialis sales were $746.6M in
2005 and are forecast by Wall Street
analysts to grow by 27% to
approximately $950M in 2006
Cialis’ gross margins are
approximately 92%
ICOS does have other research
programs which have provided a
negative drain on earnings –
nonetheless the company is now
profitable
6
Lilly ICOS Net Income Forecasts
2006
2007
2008
UBS
292.9
400.9
522.2
Growth
36.9%
30.2%
Morgan Stanley
293.8
318.2
428.6
Growth
8.3%
34.7%
Cowen
274.4
376.5
489.2
Growth
37.2%
29.9%
Mean
287.0
365.2
480.0
Growth
27.2%
31.4%
50% Share to ICOS
143.5
182.6
240.0
Shares Outstanding
65.5
65.5
65.5
EPS Contribution from JV
2.19
2.79
3.66
Growth
27.2%
31.4%
Lilly offer Price
32.0
32.0
32.0
Offer Price / JV EPS
14.6x
11.5x
8.7x

ICOS 3Q 2006 Results

ICOS Q3 EPS of .15
were much higher
than consensus EPS
of .07 due to
leverage at the JV
level
Sep
Sep
3Q06
3Q06
Difference
E
A
CIALIS
Lilly ICOS (US)
95.3

94.9

(0.4)

Lilly ICOS (Rest of North America)
17.9

20.2

2.3

Lilly ICOS (North America)
114.2

115.2

1.0

Lilly ICOS (Europe)
72.9

75.4

2.6

Lilly ICOS (North America & Europe)
187.7

190.6

2.9

Lilly Territories (ROW)
52.7

55.0

2.3

TOTAL CIALIS SALES
240.5

245.6

5.2

Collaboration Revenues
17.1

16.4

(0.7)

Licenses of technology
-

Contract manufacturing
4.2

4.3

0.0

Co-promotion services
0.7

-

(0.7)

TOTAL REVENUES
21.5

20.6

(0.8)

FC SALES (10/24/06)
21.0

(0.3)
R&D
25.9

25.3

(0.6)

Sales and Marketing
13.8

13.2

(0.6)

General and Administrative
8.4

8.1

(0.3)

Total - S&M / G&A
21.1

21.3

0.2

Cost of manufacturing
3.1

4.6

1.6

Stock compensation expense
7.3

(7.3)

TOTAL OPERATING EXPENSES
49.7

51.3

1.5

OPERATING INCOME/(LOSS)
(28.3)

(30.6)

(2.4)

Equity in Profits/(Losses) of Affiliates
34.7

40.0

5.2

Gain on sale of partnership interests
-

Interest expense
(1.5)

(1.7)

(0.2)

Interest and other income
2.2

2.3

0.1

TOTAL INTEREST & OTHER INCOME
0.1

0.6

0.5

INCOME/(LOSS) BEFORE INCOME TAXES
6.6

9.9

3.4

Income Taxes Provision/(Gain)
0.5

0.2

(0.2)

Tax Rate
5.0%
2.2%
NET INCOME/(LOSS)
6.3

9.7

3.4

FD Shares Out
65.1

65.2

Stock Option Expense (Tax Adjusted)
7.5

(7.5)

Diluted EPS
0.17

0.15
(0.02)

Diluted EPS (with stock options expense)
0.05

0.15
0.10

FC EPS (10/24/06)
0.07
0.08

Cialis Additional Clinical Trial Programs
Hypertension – Positive Phase II data released on Q3 2006 earnings call – Market is in excess of $15B according to ICOS
Benign Prostatic Hyperplasia – Phase IIb program initiated in Q3 2006 – GSK’s
Avodart is expected to generate ~ $300M in revenue in 2006
Pulmonary Arterial Hypertension – patient enrollment progressing on schedule –
Revatio (Viagra) already approved - $250M+ opportunity
400 patient phase III study
Once a day treatment for ED – expects to file an expanded indication – regulatory filings occurred in the US and Canada in mid-2006

ICOS Shareholders – As Reported by Bloomberg

ICOS Shareholders - According to Proxy - As of October 30

Excessive ICOS Executive Compensation from Transaction

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Considerations
Dissenters’ Rights
Broker Models
HealthCor 13D Filings

Erectile Dysfunction Market Overview
In November of 2003, FDA approved LLY-ICOS’ PDE-5 inhibitor Cialis for erectile dysfunction
Since then prescriptions have steadily grown and the drug continues to take market share from Viagra
Cialis is differentiated from its competing PDE-5 inhibitors, Viagra and
Levitra, by its extended 36-hour duration of action and lack of food effects
Both are mentioned in its label
Viagra, the current market leader, recorded over $1.6BN in revenue in
2005

Erectile Dysfunction Prescriptions Continue to Grow AND Cialis
continues to Gain market share

Erectile Dysfunction Prescriptions Continue to Grow AND Cialis
continues to Gain market share
Source: IMS

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Considerations
Dissenters’ Rights
Broker Models
HealthCor 13D Filings

Large Cap Biotech Trading Comps

Biotech Comps - Source - Factset
11/21/06
2006E
EV /
EV /
2006
2007
2008
Company
Ticker
Price
Mkt Cap
EV
LTM Sales
EBITDA
LTM Sales
2006 EBITDA
CY 06 EPS
CY 07 EPS
CY 08 EPS
PE
PE
PE
GENENTECH INC
DNA
80.36
$
84,699.5
89,030.2
6,972.1
3,327.6
12.8x
26.8x
2.16
2.66
3.28
37.2x
30.2x
24.5x
AMGEN INC
AMGN
72.98
$
85,132.5
88,357.5
13,704.0
6,170.5
6.4x
14.3x
3.93
4.41
4.99
18.6x
16.5x
14.6x
CELGENE CORP
CELG
56.07
$
20,882.8
19,288.9
773.3
223.8
24.9x
86.2x
0.53
1.07
1.62
105.8x
52.4x
34.6x
GENZYME CORP
GENZ
66.05
$
17,361.6
17,229.9
3,045.3
808.0
5.7x
21.3x
2.74
3.14
3.64
24.1x
21.0x
18.1x
BIOGEN IDEC INC
BIIB
51.00
$
17,193.5
16,577.5
2,607.6
1,339.4
6.4x
12.4x
2.22
2.54
2.89
23.0x
20.1x
17.6x
SEPRACOR INC
SEPR
55.28
$
6,056.1
6,393.6
1,150.5
169.4
5.6x
37.7x
1.31
2.18
3.10
42.2x
25.4x
17.8x
GILEAD SCIENCES INC
GILD
67.51
$
31,042.9
29,549.1
2,736.2
1,584.7
10.8x
18.6x
2.38
2.55
2.90
28.4x
26.5x
23.3x
MEDIMMUNE INC
MEDI
33.11
$
7,920.1
8,362.2
1,240.1
125.7
6.7x
66.5x
0.19
0.85
1.22
174.3x
39.0x
27.1x
MILLENNIUM PHARMACEUTICALS
MLNM
11.26
$
3,558.5
3,098.9
383.1
80.0
8.1x
38.7x
0.11
0.13
0.24
102.4x
86.6x
46.9x
OSI PHARMACEUTICALS INC
OSIP
37.74
$
2,161.1
2,225.5
366.1
(3.7)
6.1x
-596.6x
(0.51)
0.32
1.04
-74.0x
117.9x
36.3x
IMCLONE SYSTEMS INC
IMCL
31.66
$
2,681.8
2,280.6
644.7
309.1
3.5x
7.4x
2.94
1.48
1.43
10.8x
21.4x
22.1x
Mean
8.8x
-24.2x
44.8x
41.5x
25.7x
Median
6.4x
21.3x
28.4x
26.5x
23.3x
Max
24.9x
86.2x
174.3x
117.9x
46.9x
Min
3.5x
-596.6x
-74.0x
16.5x
14.6x
ICOS CORP
ICOS
32.46
$
2,127.7
2,299.5
76.7
NA
30.0x
NA
0.29
0.65
1.25
111.9x
49.9x
26.0x

Selected Merger Transaction Analysis
The premium being offered to ICOS shareholders is significantly below that offered in comparable transactions
Since the LLY / ICOS transaction was announced – a number of acquisitions have been announced all w / takeover premiums far higher than that offered to ICOS shareholders

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Consideration
Dissenters’ Rights
Broker Models
HealthCor 13D Filings

Dissenters’ Rights

The following is a summary of the process
shareholders
will need to follow if
they
wish
to assert its rights under Washington State’s dissenters’ rights statute:
1.
Notice of intent to demand payment
: Anytime before the special shareholder meeting on
December
19, 2006, we must deliver a notice stating we intend to demand payment of what we believe to be the fair market value of our shares if the merger is approved.
2.
Shareholder vote
: We must not vote in favor of the merger in order to assert our dissenters’ righ
ts.
3.
Notice from company
: If the merger is approved at the special meeting (approval requires the affirmative vote of the majority of the outstanding shares entitled to vote), within 10 days afterwards, the company must send dissenters a notice stating wher
e a payment
demand must be submitted.
4.
Payment demand
: After receiving the company’s notice, we must submit a payment
demand to the company.   The payment demand must be received by the company not
fewer than 30 nor more than 60 days after company’s notice
to us is delivered.
5.
Payment by company
: Within 30 days of the later of the effective date of the merger, or the date our payment demand is received by the company, the company must pay us what it estimates the fair value of the shares to be plus accrued interest.  The payment
needs to be accompanied by certain company financial statements and an explanation of how the shares’ fair value was determined.
6.
Shareholder dissatisfaction with payment
: If we believe the company’s payment is
inadequate, within 30 d
ays of the payment, we must deliver a notice to the company
setting forth our estimate of fair value and demand payment of that estimate less whatever has been paid.
7.
Court action
: If our demand remains unsettled, the company must initiate a proceeding wit
hin 60 days after receipt of our notice stating the company’s payment was inadequate by petitioning the superior court of the county in which the company’s principal office is located, to determine the fair value of the shares.  If the company does not do so, it must
pay each dissenter whose demand is unsettled the amount demanded.  The court shall have the power to appoint one or more appraisers to receive evidence and recommend a decision as to fair value.
8.
Withdrawal of demand
:  Under the terms of the mer
ger agreement, at any point prior to
the closing of the merger, we may withdraw our payment demand and instead receive the merger consideration to which we would otherwise be entitled.

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Consideration
Dissenters’ Rights
Broker Models
HealthCor 13D Filings

Broker JV Model 1 – Cowen

Broker Full P&L Model 1 – Cowen

Broker JV Model 2 – UBS

Broker Full P&L Model 2 – UBS

Broker JV Model 3 – Morgan Stanley

Broker Full P&L Model 3 – Morgan Stanley

Executive Summary
ICOS Corporation
Erectile Dysfunction Market
Valuation Consideration
Dissenters’ Rights
Broker Models
HealthCor 13D Filings
28